EXHIBIT 3.1

ARTICLES OF AMENDMENT NO. 1 TO THE
AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
TRUEBLUE, INC.
Pursuant to the provisions of RCW 23B.10.030 of the Washington Business Corporation Act, the following Articles of Amendment No. 1 to the Amended and Restated Articles of Incorporation of TrueBlue, Inc. (this “Amendment”) is hereby submitted for filing.
ARTICLE I
The name of the corporation is TrueBlue, Inc. (the “Corporation”).
ARTICLE II

1.	The third paragraph of Article 5(B) of the Corporation’s Amended and Restated Articles of Incorporation is deleted in its entirety.

2.	Article 5(C) of the Corporation’s Amended and Restated Articles of Incorporation is deleted in its entirety and replaced with the following in lieu thereof:
“C. [Intentionally Omitted].”

3.	Article 5(G) of the Corporation’s Amended and Restated Articles of Incorporation is amended and restated in its entirety with the following:
“G. Indemnification. The Corporation shall indemnify to the broadest extent permitted by Washington law and under the procedures set forth herein, but without limitations permitted by statute as to the extent thereof, any and all persons for whom indemnification is permitted by RCW 23B.08.500 through RCW 23B.08.603 or as said statutes may be amended or superseded, and such person shall have the right to claim such indemnification.”
ARTICLE III
This Amendment provides for no exchange, reclassification, or cancellation of issued shares.
ARTICLE IV
This Amendment was adopted by the board of directors of this Corporation on March 11, 2016, and by the shareholders of this Corporation on May 11, 2016, in accordance with the provisions of RCW 23B.10.030, 23B.10.040 and 23B.10.060 of the Washington Business Corporation Act.
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SIGNATURE PAGE - ARTICLES OF AMENDMENT NO. 1 TO AMENDED AND RESTATED ARTICLES OF INCORPORATION

IN WITNESS WHEREOF, this Corporation has caused this Articles of Amendment No. 1 to the Amended and Restated Articles of Incorporation to be executed on this 11th day of May, 2016.

TRUEBLUE, INC.

/s/ James E. Defebaugh
James E. Defebaugh, Secretary